Exhibit 99.1

Teradyne Reports Second Quarter 2024 Results

•
Revenue and earnings above the high-end of Q2 guidance
•
Revenue of $730 million in Q2’24, up 7% from Q2’23
•
14% YoY Growth in Q2 for Semiconductor Test driven by continued strength in memory and demand recovery in SoC

	Q2'24	Q2'23	Q1'24
Revenue (mil)	$730	$684	$600
GAAP EPS	$1.14	$0.73	$0.40
Non-GAAP EPS	$0.86	$0.79	$0.51

NORTH READING, Mass. – July 24, 2024 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $730 million for the second quarter of 2024 of which $543 million was in Semiconductor Test, $61 million in System Test, $36 million in Wireless Test and $90 million in Robotics. GAAP net income for the second quarter of 2024 was $186.3 million or $1.14 per diluted share. On a non-GAAP basis, Teradyne’s net income in the second quarter of 2024 was $140.0 million, or $0.86 per diluted share, which excluded acquired intangible asset amortization, restructuring and other charges, gains on foreign exchange options in connection with acquisitions and divestitures, gain on sale of business, and included the related tax impact on non-GAAP adjustments.

“In the second quarter, AI applications drove accelerated demand from both compute and memory customers, and our robotics business grew sequentially and year-over-year,” said Teradyne CEO Greg Smith. “Overall, 2024 is shaping up as we expected, and we believe the deployment of edge AI will strengthen demand in our test and robotics businesses over the mid-term.”

Guidance for the third quarter of 2024 is revenue of $680 million to $740 million, with GAAP net income of $0.62 to $0.82 per diluted share and non-GAAP net income of $0.66 to $0.86 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization and amortization on our investment in Technoprobe, as well as the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the second quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Thursday, July 25, 2024. Interested investors should access the webcast at www.teradyne.com and click on "Investors" at least five minutes before the call begins. Presentation materials will be available starting at 8:30 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, restructuring and other, pension actuarial gains and losses, stock compensation modification expense, gains and losses on foreign exchange options in connection with acquisitions and divestitures, gain on sale of business, discrete income tax adjustments, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) test technology helps bring high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its robotics offerings include collaborative and mobile robots that help manufacturers of all sizes increase productivity, improve safety, and lower costs. In 2023, Teradyne had revenue of $2.7 billion and today employs over 6,200 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc., in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements including statements regarding Teradyne’s future business prospects, financial performance or position and results of operations. You can identify forward-looking statements by their use of forward-looking words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “goal” or other comparable terms. Forward-looking statements in this press release address various matters, including statements regarding Teradyne’s financial guidance. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; a slowdown or inability in the development, delivery and acceptance of new products; the ability to grow the Robotics business; the impact of increased research and development spending; the impact of epidemics or pandemics such as COVID-19; the impact of a supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; unexpected cash needs; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in Teradyne’s best interests; changes to U.S. or global tax regulations or guidance; the impact of any tariffs or export controls imposed by the U.S. or China; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers; the impact of U.S. Department Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China; the impact of the Israel-Hamas conflict; the impact of regulations published by the U.S. Department of Commerce relating to semiconductors and semiconductor manufacturing equipment destined for certain end uses in China.

The risks included above are not exhaustive. For a more detailed description of the risk factors associated with Teradyne, please refer to Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Many of these factors are macroeconomic in nature and are, therefore, beyond Teradyne’s control. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. Teradyne specifically disclaims any obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

TERADYNE, INC. REPORT FOR SECOND FISCAL QUARTER OF 2024

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended			Six Months Ended
	June 30, 2024	March 31, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Net revenues	$729,879	$599,819	$684,437	$1,329,698	$1,301,966
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	304,035	260,537	281,945	564,572	543,054
Gross profit	425,844	339,282	402,492	765,126	758,912
Operating expenses:
Selling and administrative (2)	154,470	149,188	145,695	303,658	296,650
Engineering and development	111,816	103,199	105,706	215,015	211,468
Acquired intangible assets amortization	4,664	4,697	4,825	9,361	9,627
Restructuring and other (3)	2,012	4,427	6,358	6,440	8,395
Gain on sale of business (4)	(57,486)	—	—	(57,486)	—
Operating expenses	215,476	261,511	262,584	476,988	526,140
Income from operations	210,368	77,771	139,908	288,138	232,772
Interest and other (income) expense (5)	(9,035)	4,869	(4,494)	(4,167)	(8,714)
Income before income taxes	219,403	72,902	144,402	292,305	241,486
Income tax provision	33,130	8,705	24,352	41,835	37,905
Net income	$186,273	$64,197	$120,050	$250,470	$203,581

Net income per common share:
Basic	$1.18	$0.42	$0.78	$1.61	$1.31
Diluted	$1.14	$0.40	$0.73	$1.54	$1.23
Weighted average common shares - basic	157,804	153,047	154,760	155,426	155,332
Weighted average common shares - diluted (6)	163,470	162,348	164,751	162,909	165,530

Cash dividend declared per common share	$0.12	$0.12	$0.11	$0.24	$0.22

(1)
Cost of revenues includes:

	Quarter Ended			Six Months Ended
	June 30, 2024	March 31, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Provision for excess and obsolete inventory	$3,261	$6,177	$5,731	$9,438	$11,341
Sale of previously written down inventory	(592)	(722)	(2,463)	(1,314)	(2,848)
	$2,669	$5,455	$3,268	$8,124	$8,493

(2)
For the quarter ended March 31, 2024, and the six months ended June 30, 2024, selling and administrative expenses included an equity charge of $1.7 million for the modification of Teradyne executives' retirement agreements. For the six months ended July 2, 2023, selling and administrative expenses included an equity charge of $5.9 million for the modification of Teradyne’s retired CEO’s outstanding equity awards in connection with his February 1, 2023, retirement.
(3)
Restructuring and other consists of:

	Quarter Ended			Six Months Ended
	June 30, 2024	March 31, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Employee severance	$2,012	$2,026	$5,140	$4,038	$7,177
Acquisition and divestiture related expenses	—	2,214	—	2,214	—
Other	—	187	1,218	187	1,218
	$2,012	$4,427	$6,358	$6,440	$8,395

(4)
On May 27, 2024, Teradyne sold Teradyne's Device Interface Solution ("DIS") business, a component of the Semiconductor Test segment, to Technoprobe S.p.A. ("Technoprobe"), for $85.0 million, net of cash and cash equivalents sold and a working capital adjustment.

(5)
Interest and other includes:

	Quarter Ended			Six Months Ended
	June 30, 2024	March 31, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Loss (gain) on foreign exchange option	$(4,154)	$13,918	$—	$9,765	$—
Pension actuarial losses (gains)	(250)	—	53	(250)	53

(6)
Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended June 30, 2024, March 31, 2024, and July 2, 2023, diluted shares included 4.9 million, 8.9 million and 8.9 million shares, respectively, from the convertible note hedge transaction. For the six months ended June 30, 2024, and July 2, 2023, diluted shares included 6.9 million and 8.9 million shares, respectively, from the convertible note hedge transaction. For the quarter ended July 2, 2023, 0.7 million shares have also been included in diluted shares. For the six months ended July 2, 2023, 0.8 million shares have also been included in diluted shares.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$421,904	$757,571
Marketable securities	38,654	62,154
Accounts receivable, net	470,297	422,124
Inventories, net	288,748	309,974
Prepayments	515,906	548,970
Other current assets	20,884	37,992
Current assets held for sale	—	23,250
Total current assets	1,756,393	2,162,035
Property, plant and equipment, net	472,457	445,492
Operating lease right-of-use assets, net	72,381	73,417
Marketable securities	123,723	117,434
Deferred tax assets	192,901	175,775
Retirement plans assets	11,293	11,504
Equity method investment	524,060	—
Other assets	47,923	38,580
Acquired intangible assets, net	25,465	35,404
Goodwill	405,110	415,652
Assets held for sale	—	11,531
Total assets	$3,631,706	$3,486,824
Liabilities
Accounts payable	$160,808	$180,131
Accrued employees’ compensation and withholdings	161,187	191,750
Deferred revenue and customer advances	102,988	99,804
Other accrued liabilities	108,746	114,712
Operating lease liabilities	18,280	17,522
Income taxes payable	74,365	48,653
Current liabilities held for sale	—	7,379
Total current liabilities	626,374	659,951
Retirement plans liabilities	135,167	132,090
Long-term deferred revenue and customer advances	36,146	37,282
Long-term other accrued liabilities	16,632	19,998
Deferred tax liabilities	96	183
Long-term operating lease liabilities	61,883	65,092
Long-term income taxes payable	24,596	44,331
Liabilities held for sale	—	2,000
Total liabilities	900,894	960,927
Shareholders’ equity	2,730,812	2,525,897
Total liabilities and shareholders’ equity	$3,631,706	$3,486,824

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Six Months Ended
	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Cash flows from operating activities:
Net income	$186,273	$120,050	$250,470	$203,581
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	25,573	22,551	48,927	45,231
Stock-based compensation	14,935	13,564	30,693	32,449
Amortization	4,631	4,654	9,397	9,580
Provision for excess and obsolete inventory	3,261	5,731	9,438	11,341
Losses (gains) on investments	2,624	(2,507)	13,090	(4,745)
Gain on sale of business	(57,486)	—	(57,486)	—
Deferred taxes	(7,161)	(5,937)	(16,830)	(13,571)
Retirement plan actuarial losses (gains)	(250)	—	(250)	—
Other	453	(201)	1,240	(92)
Changes in operating assets and liabilities
Accounts receivable	(46,156)	(39,897)	(54,211)	(2,693)
Inventories	24,034	9,852	17,102	(13,845)
Prepayments and other assets	11,101	(14,204)	22,190	(29,584)
Accounts payable and other liabilities	52,539	58,694	(53,009)	(24,514)
Deferred revenue and customer advances	4,183	(2,233)	2,739	(34,938)
Retirement plans contributions	(1,353)	(1,248)	(2,774)	(2,482)
Income taxes	(1,132)	(26,102)	2,622	(13,614)
Net cash provided by operating activities	216,069	142,767	223,348	162,104
Cash flows from investing activities:
Purchases of property, plant and equipment	(44,846)	(39,258)	(88,869)	(80,702)
Purchases of investment in a business	(524,653)	—	(524,653)	—
Purchases of marketable securities	(11,715)	(29,742)	(27,757)	(99,018)
Proceeds from the sale of a business, net of cash and cash equivalents sold	87,172	—	87,172	—
Proceeds from maturities of marketable securities	12,420	14,529	26,858	35,577
Proceeds from sales of marketable securities	555	27,648	21,289	21,997
Proceeds from life insurance	—	—	873	460
Net cash used for investing activities	(481,067)	(26,823)	(505,087)	(121,686)
Cash flows from financing activities:
Payments of borrowings on revolving credit facility	(185,000)	—	(185,000)	—
Dividend payments	(19,000)	(17,019)	(37,370)	(34,184)
Repurchase of common stock	(8,189)	(134,537)	(30,306)	(227,845)
Payments related to net settlement of employee stock compensation awards	(319)	(438)	(13,434)	(20,308)
Payments of convertible debt principal	—	(2,303)	—	(17,458)
Proceeds from borrowings on revolving credit facility	185,000	—	185,000	—
Issuance of common stock under stock purchase and stock option plans	4,902	602	21,836	16,599
Net cash used for financing activities	(22,606)	(153,695)	(59,274)	(283,196)
Effects of exchange rate changes on cash and cash equivalents	2,105	1,751	5,346	1,213
Decrease in cash and cash equivalents	(285,499)	(36,000)	(335,667)	(241,565)
Cash and cash equivalents at beginning of period	707,403	649,208	757,571	854,773
Cash and cash equivalents at end of period	$421,904	$613,208	$421,904	$613,208

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	June 30, 2024	% of Net Revenues	March 31, 2024	% of Net Revenues	July 2, 2023	% of Net Revenues
Net revenues	$729.9		$599.8		$684.4
Gross profit GAAP and non-GAAP	425.8	58.3%	339.3	56.6%	402.5	58.8%
Income from operations - GAAP	210.4	28.8%	77.8	13.0%	139.9	20.4%
Acquired intangible assets amortization	4.7	0.6%	4.7	0.8%	4.8	0.7%
Restructuring and other (1)	2.0	0.3%	4.4	0.7%	6.4	0.9%
Equity modification charge (2)	—	—	1.7	0.3%	—	—
Gain on sale of business (3)	(57.5)	-7.9%	—	—	—	—
Income from operations - non-GAAP	$159.6	21.9%	$88.6	14.8%	$151.1	22.1%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	June 30, 2024	% of Net Revenues	Basic	Diluted	March 31, 2024	% of Net Revenues	Basic	Diluted	July 2, 2023	% of Net Revenues	Basic	Diluted
Net income - GAAP	$186.3	25.5%	$1.18	$1.14	$64.2	10.7%	$0.42	$0.40	$120.1	17.5%	$0.78	$0.73
Acquired intangible assets amortization	4.7	0.6%	0.03	0.03	4.7	0.8%	0.03	0.03	4.8	0.7%	0.03	0.03
Restructuring and other (1)	2.0	0.3%	0.01	0.01	4.4	0.7%	0.03	0.03	6.4	0.9%	0.04	0.04
Equity Modification Charge (2)	—	—	—	—	1.7	0.3%	0.01	0.01	—	—	—	—
Pension mark-to-market adjustment (4)	(0.3)	0.0%	(0.00)	(0.00)	—	—	—	—	0.1	0.0%	0.00	0.00
Loss (gain) on foreign exchange option	(4.2)	-0.6%	(0.03)	(0.03)	13.9	2.3%	0.09	0.09	—	—	—	—
Gain on sale of business (3)	(57.5)	-7.9%	(0.36)	(0.35)	—	—	—	—	—	—	—	—
Exclude discrete tax adjustments	10.5	1.4%	0.07	0.06	(2.2)	-0.4%	(0.01)	(0.01)	0.5	0.1%	0.00	0.00
Non-GAAP tax adjustments	(1.5)	-0.2%	(0.01)	(0.01)	(4.2)	-0.7%	(0.03)	(0.03)	(2.9)	-0.4%	(0.02)	(0.02)
Net income - non-GAAP	$140.0	19.2%	$0.89	$0.86	$82.5	13.8%	$0.54	$0.51	$129.0	18.8%	$0.83	$0.79

GAAP and non-GAAP weighted average common shares - basic	157.8				153.0				154.8
GAAP weighted average common shares - diluted (5)	163.5				162.3				164.8
Exclude dilutive shares related to convertible note transaction	—				—				(0.7)
Non-GAAP weighted average common shares - diluted	163.5				162.3				164.1

(1)
Restructuring and other consists of:

	Quarter Ended
	June 30, 2024	March 31, 2024	July 2, 2023
Employee severance	$2.0	$2.0	$5.1
Divestiture related expenses	—	2.2	—
Other	—	0.2	1.2
	$2.0	$4.4	$6.4

(2)
For the quarter ended March 31, 2024, selling and administrative expenses included an equity charge of $1.7 million for the modification of Teradyne executives' retirement agreements.
(3)
On May 27, 2024, Teradyne sold DIS, a component of the Semiconductor Test segment, to Technoprobe, for $85.0 million, net of cash and cash equivalents sold and a working capital adjustment.
(4)
For the quarters ended June 30, 2024, and July 2, 2023, adjustments to exclude actuarial gains and losses, respectively, recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.
(5)
For the quarters ended June 30, 2024, March 31, 2024, and July 2, 2023, non-GAAP weighted average diluted common shares included 4.9 million, 8.9 million and 8.9 million shares, respectively, from the convertible note hedge transaction.

	Six Months Ended
	June 30, 2024	% of Net Revenues	July 2, 2023	% of Net Revenues
Net Revenues	$1,329.7		$1,302.0
Gross profit GAAP and non-GAAP	765.1	57.5%	758.9	58.3%
Income from operations - GAAP	288.1	21.7%	232.8	17.9%
Acquired intangible assets amortization	9.4	0.7%	9.6	0.7%
Restructuring and other (1)	6.4	0.5%	8.4	0.6%
Equity modification charge (2)	1.7	0.1%	5.9	0.5%
Loss (gain) on sale of business (3)	(57.5)	-4.3%	—	—
Income from operations - non-GAAP	$248.1	18.7%	$256.7	19.7%

			Net Income per Common Share				Net Income per Common Share
	June 30, 2024	% of Net Revenues	Basic	Diluted	July 2, 2023	% of Net Revenues	Basic	Diluted
Net income - GAAP	$250.5	18.8%	$1.61	$1.54	$203.6	15.6%	$1.31	$1.23
Loss (gain) on foreign exchange option	9.8	0.7%	0.06	0.06	—	—	—	—
Acquired intangible assets amortization	9.4	0.7%	0.06	0.06	9.6	0.7%	0.06	0.06
Restructuring and other (1)	6.4	0.5%	0.04	0.04	8.4	0.6%	0.05	0.05
Equity modification charge (2)	1.7	0.1%	0.01	0.01	5.9	0.5%	0.04	0.04
Pension mark-to-market adjustment (4)	(0.3)	0.0%	(0.00)	(0.00)	0.1	0.0%	0.00	0.00
Loss (gain) on sale of business (3)	(57.5)	-4.3%	(0.37)	(0.35)	—	—	—	—
Exclude discrete tax adjustments	8.2	0.6%	0.05	0.05	(1.9)	-0.1%	(0.01)	(0.01)
Non-GAAP tax adjustments	(5.7)	-0.4%	(0.04)	(0.03)	(5.3)	-0.4%	(0.03)	(0.03)
Net income - non-GAAP	$222.6	16.7%	$1.43	$1.37	$220.4	16.9%	$1.42	$1.34

GAAP and non-GAAP weighted average common shares - basic	155.4				155.3
GAAP weighted average common shares - diluted (5)	162.9				165.5
Exclude dilutive shares from convertible note	—				(0.8)
Non-GAAP weighted average common shares - diluted	162.9				164.7

(1)
Restructuring and other consists of:

	Six Months Ended
	June 30, 2024	July 2, 2023
Employee severance	$4.0	$7.2
Divestiture related expenses	2.2	—
Other	0.2	1.2
	$6.4	$8.4

(2)
For the six months ended June 30, 2024, selling and administrative expenses included an equity charge of $1.7 million for the modification of Teradyne’s executives' retirement agreements. For the six months ended April 2, 2023, selling and administrative expenses included an equity charge of $5.9 million for the modification of Teradyne’s retired CEO’s outstanding equity awards in connection with his February 1, 2023, retirement.
(3)
On May 27, 2024, Teradyne sold DIS, a component of the Semiconductor Test segment, to Technoprobe, for $85.0 million, net of cash and cash equivalents sold and a working capital adjustment.
(4)
For the six months ended June 30, 2024, and July 2, 2023, adjustments to exclude actuarial gains and losses, respectively, recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(5)
For the six months ended June 30, 2024 and July 2, 2023, non-GAAP weighted average diluted common shares included 6.9 million and 8.9 million shares, respectively, from the convertible note hedge transaction.

GAAP to Non-GAAP Reconciliation of Third Quarter 2024 guidance:

GAAP and non-GAAP third quarter revenue guidance:	$680 million	to	$740 million
GAAP net income per diluted share	$0.62		$0.82
Exclude acquired intangible assets amortization	0.03		0.03
Exclude equity method investment amortization	0.02		0.02
Non-GAAP tax adjustments	(0.01)		(0.01)
Non-GAAP net income per diluted share	$0.66		$0.86

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Traci Tsuchiguchi 978-370-2444
Vice President of Corporate Relations